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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cybertel Communications Corp. on Form S-8 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of Cybertel Communications Corp. for the year ended December 31, 1999.




Malone & Bailey, PLLC.

Houston, Texas
August 11, 2000